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                                                                     Exhibit 4.3
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Stock Incentive Award Notice & Agreement        Onex Communications Corporation
                                                Taxpayer ID #:04-3471055
                                                34 Crosby Drive
                                                Bedford, Massachusetts 01730
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Grantee:

Award Date:

Award Shares:

Award Price Per Share:

Award Type:

Award Expiration Date:

The Plan:               The 1999 Stock Incentive Plan
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Effective on the Award Date set forth above, Onex Communications Corporation
(the "Company") granted to you a Stock Incentive Award relating to shares of the Company's common stock (par value $0.001 per share) at the Award Price Per Share set forth above, on the condition that you enter into this Stock Incentive Award Agreement with the Company.

The "Award Type" set forth above indicates that you have elected to have the Award Shares set forth above treated as either Restricted Stock Award Shares ("RSP") or Stock Option Award Shares ("ISO" or "NQ").

The Award Shares shall Vest in installments on the Vesting Dates set forth below:

      Number of                               Number of
     Award Shares       Vesting Date         Award Shares       Vesting Date





This Stock Incentive Award Agreement (which is referred to as "this Agreement") consists of (i) the terms and conditions set forth on this page; (ii) the "Additional Stock Incentive Award Terms & Conditions" (a copy of which has been furnished to you); and (iii) the terms and conditions of the Plan, (a copy of which has been furnished to you). An additional copy of the Additional Stock Incentive Award Terms & Conditions and the Plan will be furnished to you on request to the Company's Chief Financial Officer.

Onex Communications Corporation           Accepted and Agreed:


By: __________________________________    ______________________________________
       Philip S. Nyborg, President
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